                                                                   EXHIBIT 16(b)


FUNDAMENTAL GROWTH FUND - CLASS B
    10/21/94 - 8/31/95

                                                 SINCE           SINCE
                                               INCEPTION       INCEPTION
                                             AVERAGE ANNUAL      TOTAL
                                              TOTAL RETURN      RETURN*
                                             --------------    ---------
Initial Investment                              $1,000.00      $1,000.00

Divided by Net Asset Value                           9.85           9.85
                                                ---------      ---------
Equals Shares Purchased                           101.523        101.523

Plus Shares Acquired through
  Dividend Reinvestment                             3.386          3.386
                                                ---------      ---------
Equals Shares Held at 8/31/95                     104.909        104.909

Multiplied by Net Asset Value at 8/31/95            11.40          11.40
                                                ---------      ---------
Equals Ending Value before deduction for
  contingent deferred sales charge               1,195.96       1,195.96

Less deferred sales charge                         (40.00)          0.00
                                                ---------      ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 8/31/95              1,155.96       1,195.96
                                                ---------      ---------
Divided by $1,000 (P)                              1.1560         1.1960

Subtract 1                                         0.1560         0.1960


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)         15.60%
                                                =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                            19.60%
                                                               =========

ERV divided by P                                   1.1560

Raise to the power of                              1.1624

Equals                                             1.1835

Subtract 1                                         0.1835

Expressed as a percentage equals the
  Average Annualized Total Return                   18.35%
                                                =========


* Does not include sales charge for the period.